As filed with the Securities and Exchange Commission on November 23, 1999
                                                                Registration No.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                _______________

                              E*TRADE GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                _______________

             Delaware                                     94-2844166
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                                _______________

                              4500 Bohannon Drive
                         Menlo Park, California 94025
                                (650) 331-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                _______________

                             Christos M. Cotsakos
                     Chairman and Chief Executive Officer
                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                         Menlo Park, California 94025
                                (650) 331-6000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                _______________

                                   Copy to:
                              Curtis L. Mo, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                2200 Geng Road
                          Palo Alto, California 94303
                                (650) 424-0160

                                _______________
       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                _______________

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class   Amount to Be Registered     Proposed Maximum Offering    Proposed Maximum Aggregate    Amount of Registration
of Securities to be                                   Price Per Share(1)           Offering Price(1)                  Fee
    Registered
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01          3,180,799                        $36.28                    $115,399,387.72              $32,081.03
par value per share
===================================================================================================================================

(1) The price of $36.28 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on November 18, 1999, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                                _______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 23, 1999

PRELIMINARY PROSPECTUS



                               3,180,799 Shares

                              E*TRADE GROUP, INC.
                                 Common Stock



     This Prospectus relates to the public offering, which is not being underwritten, of 3,180,799 shares of our Common Stock, which is held by some of our current stockholders.

     The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our Common Stock is quoted on the Nasdaq National Market under the symbol "EGRP." On November 18, 1999, the average of the high and low price for the Common Stock was $36.28.


                        _______________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                        _______________________________




================================================================================

               The date of this Prospectus is November 23, 1999

          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

          E*TRADE Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

          E*TRADE Group has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:

          1. E*TRADE Group's Annual Report on Form 10-K for the year ended September 30, 1999, filed on October 22, 1999.

          2. Definitive Proxy Statement, dated January 28, 1999, filed on January 28, 1999 in connection with E*TRADE Group's 1999 Annual Meeting of Stockholders;

          3. The description of E*TRADE Group's Common Stock, $0.01 par value per share, and associated rights, contained in its registration statement on Form 8-A, filed on July 12, 1996, including any amendment or report filed for the purpose of updating such description; and

          4. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

          Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. E*TRADE Group will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to E*TRADE Group, Inc., Investor Relations, 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                                  THE COMPANY

          The principal executive offices of E*TRADE Group are located at 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                             PLAN OF DISTRIBUTION

          E*TRADE Group, Inc. (the "Company") is registering all of the shares of common stock included in this Registration Statement on Form S-3, par value of $0.01 per share (the "Shares"), on behalf of certain selling stockholders. The Company will receive no proceeds from this offering. The Shares may be offered by certain selling stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such Shares (the "Selling Stockholders"). All of the Shares were originally issued by the Company in connection with the acquisition of all of the outstanding shares of E*TRADE Nordic AB, a Swedish corporation ("Nordic"), whereby Nordic became a wholly-owned subsidiary of the Company (the "Acquisition"). The Shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation S thereunder. The Shares are being registered by the Company pursuant to the Exchange Agreement, dated September 16, 1999 by and among the Company, Nordic and the securityholders of Nordic named therein (the "Exchange Agreement").

          The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

          In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers.
In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution.
In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders.

          Each Selling Stockholder will be responsible for any fees, disbursements and expenses of any counsel for the Selling Stockholders. All other expenses incurred in connection with the registration of the Shares, including SEC registration fees, printer's and accounting fees and the fees, disbursements and expenses of counsel for the Company will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company has agreed to indemnify each Selling Shareholder against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

          The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective for a period of one year following the date on which the Registration Statement is declared effective, or such shorter period ending on the earliest to occur of (i) all Shares being sold pursuant to the Registration Statement and (ii) the date on which, in the written opinion of counsel to the Company delivered to the Selling Stockholders, all outstanding Shares held by persons that are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act. After such period, if the Company chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                             SELLING STOCKHOLDERS

          The following table sets forth the number of shares of Common Stock owned by each of the Selling Stockholders. Except for the fact that Nordic held a license from the Company to use its trademarks and technology, and the fact that the Company held a minority interest in Nordic prior to Nordic becoming a wholly-owned subsidiary of the Company as of November 18, 1999, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Stockholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Stockholders after completion of this offering. No Selling Stockholder beneficially owns 1% or more of the outstanding shares of Common Stock. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below.

                                                       Number of Shares                          Number of Shares
Name of Selling Stockholder                           Beneficially Owned                    Registered for Sale Hereby
--------------------------------------------------------------------------------------------------------------------------
1.   Brenner, Johan                                         986,307                                  986,307
2.   Lindahl, Magnus                                        942,561                                  942,561
3.   AB Novestra                                            250,841                                  250,841
4.   AB Lomma Tegelfabrik                                    17,057                                   17,057
5.   SHB Luxembourg                                          17,057                                   17,057
6.   Ahlstrom, Mikael                                        12,040                                   12,040
7.   Anderson, Lars                                           6,020                                    6,020
8.   Axberger, Anna-Lena                                     20,067                                   20,067
9.   Bancos Teknik - & Innovationsfond                      101,540                                  101,540
10.  Blecher, Lennart                                        13,043                                   13,043
11.  Brenner, Anders                                          8,428                                    8,428
12.  Coltex AB                                                4,013                                    4,013
13.  Drougge, Christian                                       4,816                                    4,816
14.  Ekman, John                                              3,010                                    3,010
15.  Enander, Ulf                                             7,023                                    7,023
16.  Farjkarlen Forvaltning AB                               20,067                                   20,067
17.  Guter, Werner                                           19,063                                   19,063
18.  Hipshot AB                                               4,013                                    4,013
19.  IT-Investment Ltd.                                      16,053                                   16,053
20.  Johansson, Lars                                          4,013                                    4,013
21.  Kempff, Joakim                                           4,013                                    4,013
22.  Lindahl, Felix                                          29,097                                   29,097
23.  Lundberg, Goran                                         23,077                                   23,077
24.  Mannes Virtual Media Services                           10,033                                   10,033
25.  Miksche, Mattias                                        20,067                                   20,067
26.  Nilsson, Olof                                            6,321                                    6,321
27.  Nordstrand, Bjorn                                       18,060                                   18,060
28.  Olsson, Jesper Jos                                      26,087                                   26,087
29.  Rahmn, Jonas                                             8,327                                    8,327
30.  Rinne, Jonas                                            15,251                                   15,251
31.  Romney, Ola                                             30,100                                   30,100
32.  Rubin, Joakim                                            2,006                                    2,006
33.  Schumacher, Bjorn                                        7,023                                    7,023
34.  Sigfridsson, Ulf                                        17,057                                   17,057
35.  Stael Von Holstein, Johan                               18,060                                   18,060
36.  Svanstrom, Johan                                        15,050                                   15,050
37.  Thulin, Anders                                          21,070                                   21,070

38.  Unibank S.A. Luxembourg                                 30,100                                   30,100
39.  VBS Securities                                          26,087                                   26,067
40.  Wattin, John                                            66,222                                   66,222
41.  Wendt, Ulrika                                            2,408                                    2,408
42.  Wickstrom, Erik                                         22,074                                   22,074
43.  Oberg, Bjorn                                             6,622                                    6,622
44.  Bahri, Claes                                             5,016                                    5,016
45.  Otter, Thomas von                                        4,013                                    4,013
46.  Stockton Ltd.                                            6,020                                    6,020
47.  Blom, Fredrik                                            1,003                                    1,003
48.  Brenner, Ann-Mari                                          602                                      602
49.  Brenner, Eva                                               602                                      602
50.  Brenner, Lars                                            5,016                                    5,016
51.  Bage, Fredrik                                              602                                      602
52.  Erfelt, Fredrik                                          1,505                                    1,505
53.  Falk, Henrik                                             1,003                                    1,003
54.  Banque Carnegie Luxembourg                              22,675                                   22,675
55.  Karlin, Erik                                             3,010                                    3,010
56.  Karlin, Peter                                            5,518                                    5,518
57.  Klingberg, Jonas                                         1,103                                    1,103
58.  Luuk, Kristian                                           8,026                                    8,026
59.  Lindstrom, Oskar                                         8,026                                    8,026
60.  Pladask AB                                               2,006                                    2,006
61.  Rasin, Jacob                                             2,006                                    2,006
62.  Rinne, Olof                                                802                                      802
63.  Rundfelt, Sara                                           3,010                                    3,010
64.  Secher, Sven                                             1,505                                    1,505
65.  Stenfeldt Hansen, Lars                                   6,020                                    6,020
66.  Thoren, Jan                                              1,003                                    1,003
67.  Tisell, Martin                                           4,013                                    4,013
68.  Tornqvist, Tobias                                        5,016                                    5,016
69.  Quaestus Life Ltd.                                       7,224                                    7,224
70.  Wolrath, Bjorn                                          12,040                                   12,040
71.  Erik Penser Fondkommision                              102,242                                  102,242
72.  Miksche, Mattias                                         3,010                                    3,010
73.  Lundblad, John                                          16,724                                   16,724
74.  Mannes Virtual Media Services AB                        16,724                                   16,724
75.  Blom, Viveka                                            10,033                                   10,033
76.  Villingstam, Robert                                      6,688                                    6,688
77.  Edholm, Peter                                            6,688                                    6,688
78.  Tidestad, Johan                                          3,345                                    3,345
79.  Sundbrandt, Per                                          3,345                                    3,345
80.  Wendt, Ulrika                                            6,688                                    6,688
81.  Aden, Katarina                                           2,006                                    2,006
82.  Ostlund, Johan                                           2,006                                    2,006
83.  Nuhma, Linda                                             1,003                                    1,003
84.  Strom, Lisa                                                668                                      668
                                                          ---------                                ---------
TOTAL                                                     3,180,799                                3,180,799
                                                          =========                                =========

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the Shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

                                 LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

          The annual consolidated financial statements of E*TRADE Group, Inc. and its subsidiaries incorporated in this Prospectus by reference from E*TRADE Group, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                    SEC registration fee              $   32,081
                    Legal fees and expenses                5,000
                    Accounting fees and expenses           5,000
                    Printing fees                          5,000
                    Transfer agent fees                    5,000
                    Miscellaneous fees and expenses   $   20,000
                                                      ----------
                         Total                        $   72,081
                                                      ----------

Item 15.  Indemnification of Directors and Officers

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Company's Restated Articles of Incorporation, as amended and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In additio n, the Company has entered into Indemnification Agreements with each of its directors and officers.

Item 16.  Exhibits

5.1  Opinion of Brobeck, Phleger & Harrison LLP.
23.1 Consent of Deloitte & Touche LLP, independent auditors.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
24.1 Power of Attorney (included on page 11 of this Registration Statement).

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Menlo Park, State of California, on this 23rd day of November, 1999.

                                   E*TRADE GROUP, INC.


                                   By:  /s/ THOMAS A. BEVILACQUA
                                        ---------------------------------------
                                        Thomas A. Bevilacqua, Esq.
                                        Executive Vice President,
                                        General Counsel and Secretary

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard C. Purkis, Thomas A. Bevilacqua, Esq. and Brigitte Van Baelen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

SIGNATURES                   TITLE                          DATE
----------                   -----                          ----

/s/ Christos M. Cotsakos     Chairman of the Board,         November 23, 1999
-------------------------    Chief Executive Officer
Christos M. Cotsakos         and Director (Principal
Executive Officer)

/s/ Kathy Levinson           President and Chief            November 23, 1999
-------------------------    Operating Officer
Kathy Levinson

/s/ Leonard C. Purkis        Executive Vice President,      November 23, 1999
-------------------------    Finance and Administration,
Leonard C. Purkis            and Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

/s/ Thomas A. Bevilacqua     Executive Vice President,      November 23, 1999
-------------------------    Corporate Development
Thomas A. Bevilacqua, Esq.   General Counsel and
                             Secretary (Principal
                             Executive Officer)

/s/ William A. Porter        Chairman Emeritus              November 23, 1999
-------------------------
William A. Porter

/s/ Richard S. Braddock      Director                       November 23, 1999
-------------------------
Richard S. Braddock

/s/ Masayoshi Son            Director                       November 23, 1999
-------------------------
Masayoshi Son

/s/ William E. Ford          Director                       November 23, 1999
-------------------------
William E. Ford

/s/ George Hayter            Director                       November 23, 1999
-------------------------
George Hayter

/s/ Lewis E. Randall         Director                       November 23, 1999
-------------------------
Lewis E. Randall

/s/ Lester C. Thurow         Director                       November 23, 1999
-------------------------
Lester C. Thurow

/s/ Peter Chernin            Director                       November 23, 1999
-------------------------
Peter Chernin

                               Index to Exhibits
                               -----------------


Exhibit
Number                       Exhibit Title
                             -------------

5.1     Opinion of Brobeck, Phleger & Harrison LLP
23.1    Consent of Deloitte & Touche LLP, independent auditors.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto)
24.1    Power of Attorney (included on page 11 of this Registration Statement)